UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2016

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)

1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2016, the Board of Directors of Virtual Piggy, Inc. (the “Company”) approved amendments extending the term of outstanding warrants to purchase in the aggregate 24,522,838 shares of common stock of the Company at exercise prices ranging from $0.01 per share to $3.00 per share (the “Warrants”).  These Warrants were scheduled to expire at various dates during 2016 and were each extended for an additional one year period from the applicable current expiration date, with the new expiration dates ranging from January 26, 2017 to December 28, 2017.

One of our directors, Gerald Hannahs, and entities affiliated with Mr. Hannahs, currently hold: (i) Warrants to purchase 3,000,000 shares at an exercise price of $1.00 per share, which previously were to expire on January 26, 2016 and will now expire on January 26, 2017, (ii) Warrants to purchase 70,000 shares at an exercise price of $1.00 per share, which previously were to expire on February 6, 2016 and will now expire on February 6, 2017, (iii) Warrants to purchase 37,500 shares at an exercise price of $0.01 per share, which previously were to expire on December 26, 2016 and will now expire on December 26, 2017, and (iv) Warrants to purchase 50,000 shares at an exercise price of $1.00 per share, which previously were to expire on December 26, 2016 and will now expire on December 26, 2017.

Except as set forth above, the Warrants were not modified or amended in any respect.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: January 29, 2016	By:	/s/ Ernest Cimadamore
Ernest Cimadamore
Secretary

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